As Filed with the Securities and Exchange Commission on May 24, 1999

                                                     Registration No. 333-5188-A

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                           WIN-GATE EQUITY GROUP, INC.
                 (Name of small business issuer in its charter)

     FLORIDA                                   6770                          65-0669842
--------------------------------------------------------------------------------------------
(State or jurisdiction of           (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)       Classification Code Number)         Identification No.)


        8700 N.W. 47th Drive, Coral Springs, Florida 33067 (954) 255-5566
        -----------------------------------------------------------------
          (Address and telephone number of principal executive offices)

               8700 N.W. 47th Drive, Coral Springs, Florida 33067
               --------------------------------------------------
(Address of principal place of business or intended principal place of business)

                                  Debra Janssen
                           WIN-GATE EQUITY GROUP, INC.
                              8700 N.W. 47th Drive
                             Coral Springs, FL 33067
                                 (954) 255-5566
            (Name, address and telephone number of agent for service)

                                 With a copy to:
                             Roxanne K. Beilly, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                           200 East Las Olas Boulevard
                         Fort Lauderdale, Florida 33301
                                 (954) 763-1200
                   -------------------------------------------

         Win-Gate Equity Group, Inc. (the "Company") hereby amends its Registration Statement on Form SB-2 by filing this Post-Effective Amendment No. 8.

                          DE-REGISTRATION OF SECURITIES

         Pursuant to the Company's Registration Statement, which became effective with the Securities and Exchange Commission on October 10, 1997, 100,000 units, each unit consisting of one (1) share of Common Stock, par value $.001 per share and ten (10) Common Stock Purchase Warrants, were registered under the Securities Act of 1933, as amended. Pursuant to the Company's undertaking included in the Registration Statement, the Company hereby de-registers 100,000 units, 100,000 shares of Common Stock, 1,000,000 Common Stock Purchase Warrants and 1,000,000 shares of Common Stock issuable upon exercise of the Common Stock Purchase Warrants.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Amendment No. 1 to Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Ft. Lauderdale, State of Florida, on this 10th day of May, 1999.


                              WIN-GATE EQUITY GROUP, INC.



                              By: /s/ Debra Janssen
                                 ---------------------------------
                                 Debra Janssen, President,
                                 Chief Executive Officer, Director


         In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.

Signatures                        Title                               Date
----------                        -----                               ----

                                  President, Chief
                                  Executive Officer and
/s/ Debra Janssen                 Director                         May 10, 1999
---------------------
Debra Janssen